Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Merge Healthcare Incorporated
Chicago, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Forms S 3 (Nos. 333-125603, 333-161689 and 333-161691) and Forms S 8 (Nos. 333-34884, 333-100104, 333-107997, 333-40882, 333-107991 and 333-125386) of Merge Healthcare Incorporated of our report dated March 11, 2010 relating to the consolidated financial statements of AMICAS, Inc. which appears in this Form 10 K.

/s/ BDO USA, LLP (formerly BDO Seidman, LLP)
Boston, Massachusetts
March 15, 2011